                                                                     EXHIBIT 4.1

                           [FORM OF LOCKUP AGREEMENT]


                               September 25, 2002



DEUTSCHE BANK SECURITIES INC.
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
   as Representative(s) of the several
   Underwriters to be named in the
   within-mentioned Underwriting Agreement

c/o   Deutsche Bank Securities Inc.
      280 Park Avenue
      New York, New York 10017

      Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
      4 World Financial Center
      New York, New York  10080

         Re:      Proposed Public Offering by Gray Television, Inc.
                  -------------------------------------------------

Dear Sirs:

         The undersigned, a stockholder and/or an officer and/or director of Gray Television, Inc., a Georgia corporation (the "Company"), understands that Deutsche Bank Securities Inc. ("Deutsche Bank") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's Common Stock, no par value per share (the "Common Stock").

         In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the "Lockup Period"), the undersigned will not, without the prior written consents of Deutsche Bank and Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or Class A Common Stock (collectively, the "Company Common Stock") or any securities convertible into or exchangeable or exercisable for Company Common Stock, whether now owned or hereafter acquired by the undersigned, except as provided below, or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the "Securities"), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Company Common Stock, whether any such swap or transaction is to be settled by delivery of Company Common Stock or other securities, in cash or otherwise. The restriction contained in the preceding sentence shall not apply with respect to any exercise of rights to purchase Securities or rights to acquire Company Common Stock under securities convertible into or exchangeable for Company Common Stock.

         Notwithstanding the foregoing, if the undersigned is an individual, the undersigned may amend, within the Lockup Period, any pledge agreement to which the undersigned is a party that pledges Company Common Stock owned by the undersigned and is in effect as of the date of this agreement; provided, however, (i) the loan or other debt instrument which the amended pledge agreement secures is in effect as of the date of this agreement; and (ii) the undersigned does not pledge any additional shares of Company Common Stock other than those previously pledged in the pledge agreement effective on the date of this agreement.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer shares of Company Common Stock (or any securities convertible into or exchangeable or exercisable for Company Common Stock or any other interest in the Company or any of its subsidiaries) by gift, will, or intestate succession to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor); provided, however, that in any such case it shall be a condition to the transfer that (i) each transferee execute an agreement stating that the transferee is receiving and holding the shares of Company Common Stock (or any securities convertible into or exchangeable or exercisable for Company Common Stock or any other interest in the Company or any of its subsidiaries) subject to the provisions of this agreement, and there shall be no further transfer of such shares of Company Common Stock (or any securities convertible into or exchangeable or exercisable for Company Common Stock or any other interest in the Company or any of its subsidiaries) except in accordance with this agreement, and (ii) that each transferee certifies in writing to Deutsche Bank and Merrill Lynch that such transferee is in compliance with the terms of this agreement as if such transferee had been bound by this agreement from the original date of this agreement.

         Any Company Common Stock acquired by the undersigned on a national securities exchange or quoted on the New York Stock Exchange quotation system after the date hererof will not be subject to this agreement.

         Notwithstanding the foregoing, the undersigned also may transfer shares of Company Common Stock (or any securities convertible into or exchangeable or exercisable for Company Common Stock or any other interest in the Company or any of its subsidiaries) to a charitable organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                                             Very truly yours,




                                             Signature:
                                                         -----------------------

                                             Print Name:
                                                         -----------------------